UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm.

On April 24, 2020, Predictive Oncology Inc. (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm in connection with auditing the Company’s financial statements commencing fiscal year 2020.

The reports of Deloitte on the Company’s audited consolidated financial statements for the two most recent fiscal years ended December 31, 2019 and 2018 (the “Deloitte Reports”) did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The Deloitte Reports did, however, include an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern. During the Company’s two most recent fiscal years ended December 31, 2019 and 2018, and during the subsequent interim period preceding Deloitte’s dismissal, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of the disagreements in connection with the Deloitte Reports.

As disclosed in the Company’s Form 10-K for the year ended December 31, 2019 (the “2019 10-K”), in connection with its evaluation of the effectiveness of its internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934) as of December 31, 2019, the Company concluded that its internal control over financial reporting was not effective as of December 31, 2019 due to a material weakness. In particular, management determined that the Company has not maintained adequate accounting resources with a sufficient understanding of U.S. GAAP to allow the Company to properly identify and account for new complex transactions. The Company’s activities to remediate this material weakness are disclosed in the 2019 10-K. Deloitte discussed this material weakness with the Audit Committee of the Board of Directors of the Company. The Company authorized Deloitte to respond fully to the inquiries by the successor independent registered public accounting firm concerning this material weakness.

The Company provided Deloitte with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the above statements. A copy of the letter from Deloitte dated April 30, 2020 is filed with this Current Report on Form 8-K as Exhibit 16.1.

Engagement of New Independent Registered Public Accounting Firm.

On April 24, 2020, the Company’s Audit Committee and the Board of Directors approved the engagement of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the Company’s new independent registered public accounting firm to audit the Company’s financial statements commencing fiscal year 2020, subject to Baker Tilly’s completion of its customary client acceptance procedures.

During the two most recent fiscal years ended December 31, 2019 and December 31, 2018 and during the subsequent interim period from January 1, 2020 through April 1, 2020, the Company consulted with Baker Tilly on the following services, all of which were delivered related to the audit closing process of the Company for the year ended December 31, 2019:

•	Consulting services related to memoranda on reporting units and segment reporting for the year ended December 31, 2019;

•	Consulting services and preparation of memoranda related to accounting for goodwill and intangible assets post acquisition for the year ended December 31, 2019 and including goodwill impairment analysis for the year ended December 31, 2019;

•	Consulting services and preparation of memoranda related to complex debt transactions for the year ended December 31, 2019; and

•	Consulting services related to determination of debt extinguishment or debt modification for the year ended December 31, 2019.

Other than the matters described above, neither the Company, nor anyone acting on its behalf, consulted with Baker Tilly on (i) any matters regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of any disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

16.1	Letter of Deloitte & Touche LLP to the Securities and Exchange Commission, dated April 30, 2020 regarding statements included in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.
By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: April 30, 2020